Exhibit 99

Marine Products Corporation to Present at 15th Annual B. Riley & Co. Conference

ATLANTA, May 20, 2014 – Marine Products Corporation (NYSE: MPX) announced today that it will present at the 15th Annual B. Riley & Co. Conference in Santa Monica, CA on Wednesday, May 21, 2014 at 2:30 p.m. Eastern Time.

The presentation will provide a corporate overview, highlight the products that Marine Products Corporation provides and discuss the most recently published financial results. Management's remarks will be available in real time at Marine Products Corporation investor website, www.marineproductscorp.com, and will be archived on for a period of 90 days following the presentation.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive pleasure boats and jet boats, and Robalo sport fishing boats, and continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information about Marine Products Corporation or this event, please contact:

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com

Sharon Lennon

Manager, Investor Relations

(404) 321-2172

slennon@marineproductscorp.com